Exhibit (p)

Global Code of Ethics and Personal Securities Transactions Policy

Original Date of Policy: October 2004 (Barings Global Advisers Limited: October 2012)

Entity: Barings LLC, Barings Australia Pty Ltd, Barings Global Advisers Limited, Barings (UK) Limited, Barings Advisers (Japan) KK (collectively “Barings”), Other Access Persons and Trustees of Funds who have adopted the Code

Last Revision Date: March 2016

Introduction

The Global Code of Ethics and Personal Securities Transactions Policy (“Code” or "Policy") (i) establishes standards of business conduct related to personal securities transactions, holdings and related accounts (“personal trading”) that reflect the fiduciary duty of Barings to its Clients; (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are or may be an abuse of fiduciary duties, breach its confidentiality obligations, or create a Conflict of Interest; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act and the requirements and expectations of the Financial Conduct Authority (“FCA”) insofar as they relate to the prevention of market abuse and other applicable local regulations that might apply to Barings.

Policy Statement

For purposes of this Code, all Barings Associates are considered Access Persons. Certain other Access Persons are defined in the “Definitions” section of this Policy. All Access Persons are required to acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of the Code should contact the relevant Chief Compliance Officer ("CCO") or his or her designee.

DEFINITIONS

Capitalized terms used in the Code (unless noted otherwise) are defined as follows:

1940 Act	The Investment Company Act of 1940.
Access Person

An Access Person includes:

1.    Any Associate of Barings.

2.    Any director, trustee, officer or employee of a Fund or Barings (or of any company in a control relationship to the Fund or Barings) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

3.    Any natural person in a control relationship to a Fund or Barings who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by a Fund.

4.    Any director, officer or general partner of a principal underwriter to a Fund who, in the

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of a Security.
Advisers Act	The Investment Advisers Act of 1940.
Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with Barings.
Associate	An Associate includes: (i) any employee, officer, director, and member of any board of managers of Barings and any other subsidiaries which may be subsequently organized and that adopt this Code; (ii) any person who provides investment advice on behalf of Barings and is subject to the supervision and control of Barings; (iii) any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Barings for a period of 30 days or more unless otherwise exempted by the relevant CCO; or (iv) any other individual as the relevant CCO deems appropriate.
Automatic Investment Plan	A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) Plan or equivalent in other jurisdictions.
Barings	Barings LLC and of its subsidiaries which may from time to time adopt this Code.
Barings SIPP	Self-invested personal pension established to fund the employee retirement benefit plans for employees of Barings (UK) Limited.
Being Considered for Purchase or Sale	A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed between Investment Persons and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
Beneficial Interest

Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in Securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

benefit (e.g., IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person's rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The Chief Compliance Officer of Barings LLC, Barings (UK) Limited, Barings Global Advisers Limited, or the other relevant position of an entity that has adopted this Policy.
Certain Fund Officers	An officer of a Fund who is not an employee of Barings but that is deemed to be an Access Person due to him or her having access to certain information related to the Funds.
Closed-End Investment Company ("Closed-End Funds")	An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities. Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed. A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made. After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter). Closed-End Investment Companies are also commonly known as “Closed-End Funds.”
Compliance Department	The Access Person’s local Compliance Department.
Conflict of Interest	A Conflict of Interest exists when an Access Person, a family member of an Access Person, or a personal friend of an Access Person has a direct or indirect material personal financial interest (either through employment, an ownership interest or an investment) in an issuer whose Securities are subject to a recommendation to purchase or sell for a Client account, or in a supplier, vendor, enterprise, company, firm, government entity, or other entity that is doing business with or seeking to do business with Barings.
Direct Obligation of the Government of the United States	Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

of Securities). Agency bonds, including Government National Mortgage Association (GNMA),Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.
Disinterested Trustee	A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.
Exchange-Traded Fund (“ETF”)

A type of Investment Company whose investment objective is generally to achieve the same return as a particular market index. An ETF primarily invests in the Securities of companies that are included in a given market index; investing in either all or a representative sample of the Securities included in the index.

It should be noted that just because an ETF may trade on an exchange, it does not automatically meet this Policy’s definition of Exchange-Traded Fund. To meet this Policy’s definition of an Exchange-Traded Fund, the fund must be tied to an index. Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

Federal Securities Laws

For Barings LLC, this generally includes but is not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the above mentioned statues.

For Barings Australia Pty Ltd. this generally includes but is not limited to the Corporations Act, ASIC Act, Australian Consumer Law Act, Financial Transactions Reporting Act, Commonwealth Crimes Act and related rules and regulations.

For Barings (UK) Limited and Barings Global Advisers Limited this generally includes but is not limited to requirements and expectations of the FCA.

Fund	Any registered investment company who has adopted the Code as its own to satisfy applicable regulatory requirements or for which the relevant CCO deems this Code to be applicable.

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Gift of Securities	The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person's Immediate Family; or (iii) to you over which you do not control the timing.
Immediate Family	Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household. Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person. The CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person's Immediate Family does not exist or is too remote for purposes of the Code.
Initial Public Offering (“IPO”)	Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. This also includes equivalent offerings elsewhere in the world.
Interested Trustee	A Trustee of a Fund who is an “interested person” of a Fund within the meaning of Section 2(a)(19) of the 1940 Act.
Investment Company	An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act. Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts.
Investment Control

Any instance where an Access Person, or an Immediate Family member, exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control could include but are not limited to: (a) an account over which an Access Person exercises investment decision-making authority under a power of attorney or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity.

Investment Person	Any Access Person who is a portfolio manager, research analyst or trader, as well as any other individual(s) designated by the CCO.
Involuntary Purchase or Sale	Transactions that are outside of the Access Person’s control. This includes activities due to corporate reorganizations such as the acquisition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off,

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

or other similar event generally applicable to all holders of the same class of securities. This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

Voluntary tenders and other non-mandatory corporate actions would NOT be considered involuntary.

Limited Offering	A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Barings. This also includes equivalent offerings elsewhere in the world.
MassMutual 401(k) Plan or Local Equivalent	Securities held by a trust established to fund the employee retirement benefit plans of Massachusetts Mutual Life Insurance Company and its subsidiaries.
No Direct or Indirect Control

Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account.

OEIC	An open-ended investment company as formed under the Open-Ended Investment Company Regulations 2001 in the United Kingdom. See also Open-End Investment Company.
Open-End Investment Company

An Investment Company as defined under the 1940 Act that is offering for sale or has outstanding any redeemable security, also known as a mutual fund.

Open-End Investment Company shall also include any similar type entity registered under the rules and regulations of foreign jurisdiction provided that such entity: (a) issues shares that shareholders have the right to redeem on demand; (b) calculates net asset value on a daily basis in a manner consistent with the principles of section 2(a)(41) of the 1940 Act, and rule 2a-4 thereunder, as interpreted by the SEC and its staff; (c) issues and redeems shares at the net asset value that is next calculated after receipt of the relevant purchase or redemption order consistent with the forward pricing principles of rule 22c-1 under the 1940 Act; and (d) there is no secondary market in shares of such entity. Examples can include without limitation AUTs, OEICs, UITs, SICAV and UCITS.

It should be noted that shares of investment companies that are not analogous to Open-Ended Investment Companies because of the possibility of backwards pricing or otherwise are subject to all provisions applicable to Reportable Securities and will not be deemed to be shares of an Open-End Investment

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Company for purposes of the Code.
Personal Trading Assistant ("PTA")	An intranet-based personal securities trading module used to facilitate pre-clearance, accurate reporting, and oversight of personal trading.
Reportable Account	All accounts in which an Access Person has Beneficial Interest or Investment Control and holds, or has the ability to hold, Reportable Securities. These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.
Reportable Fund	Any Investment Company or UCITS for which Barings serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Barings, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries (e.g. MassMutual Series Funds, MassMutual Premier Funds, Barings Funds Trust, Oppenheimer Funds, Barings Global High Yield Bond Fund). A list of Reportable Funds is published from time to time by the Compliance Department and is always made available in PTA. Note that all Closed-End Investment Companies are deemed to be Reportable and are subject to pre-clearance regardless of affiliation.
Reportable Security	Any Investment Company or Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedule A of the Code.
Reportable Security Held Or To Be Acquired	A Reportable Security which, within the most recent 15 calendar days, (i) is or has been held by the Fund and/or a Client or (ii) is being or has been considered by the Fund or a Client; (iii) and such information has been conveyed to Trustees. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was held or considered. The relevant CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.
Restricted Fixed Income Instruments	Reportable Securities that include corporate bonds, notes, debentures, or loans; typically an investment that provides a return in the form of fixed periodic payments and the return of principal at maturity. Please refer to Schedule A of this Code for fixed income security types that may fall outside of this definition.
SEC	U.S. Securities and Exchange Commission.
Security	A “security” as defined by Section 3(a)(10) of the

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act.

The definition of Security is regardless of the registration status or domicile of registration of said Security (i.e. the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee	A trustee of a Fund who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.
Undertakings for Collective Investment in Transferable Securities ("UCITS")	A European-regulated product, similar to a U.S.-registered mutual fund. UCITS funds must comply with investment restrictions that include limits on eligible assets, leverage and diversification, but provide investors the opportunity to invest in a wide variety of investment strategies. UCITS funds feature transparency, liquidity and a risk management framework.

Procedures

PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS

Article I: General Policies

A. Standard of Conduct

The principles that govern an Access Person’s personal trading and the standard of conduct (except for a Trustee of a Fund which is covered later), include:

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Clients;
•	The requirement that all personal trading be in compliance with the Code;
•	The fundamental expectation that an Access Person should not take inappropriate advantage of his/her position; and
•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to applicable Federal Securities Laws.

The Code does not attempt to identify all possible Conflicts of Interest. Literal compliance with the specific provisions of the Code will not excuse Access Persons from personal trading or other conduct that is illegal and/or violates Barings' fiduciary duty to its Clients.

Access Persons should avoid any real or perceived Conflict of Interest whenever possible. Access Persons are required to disclose any real or perceived Conflict of Interest to their management and the Compliance Department and not participate in any aspect of the business relationship with the relevant person or entity until such time as the Conflict of Interest has been resolved. Refer to Barings LLC’s Conflicts of Interest Policy or other applicable entity specific policies for additional information.

B. General Prohibitions

No Access Person, including a Trustee of a Fund determined to be an Access Person, in connection with the purchase, sale or disposition of a Security can directly or indirectly:

•	Knowingly use information concerning the investment intentions of or influence the investment decision making process of Barings and/or its Clients for personal gain or in a manner detrimental to the interests of Barings and/or its Clients;
•	Employ any device, scheme, or artifice to defraud Barings and/or its Clients;
•	Make an untrue statement of a material fact to Barings or its Clients;
•	Omit to state a material fact necessary in order to make any statement made to Barings and/or its Clients (in light of the circumstances under which they are made) not misleading;
•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Barings and/or its Clients; or
•	Engage in any manipulative practice with respect to Barings and/or its Clients.

C. Confidentiality of Client Transactions

Until disclosed in a public report to shareholders, a limited disclosure to the public, or public filing to a regulator (i.e. SEC or relevant local regulator), all information concerning Securities Being Considered for Purchase or Sale by or on behalf of Barings and/or any of its Clients will be kept confidential and disclosed by Access Persons only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the relevant CCO or his or her designee.

Article II: Specific Policies for Access Persons and Trustees

The following are specific policies that govern the personal trading of Access Persons. Unless otherwise subject to the Code by virtue of being an Associate of Barings, Trustees are only required to comply with the General Policies for Trustees section of the Code.

It is important to note that these policies not only govern the personal trading of Access Persons, but also apply to the personal trading done by Immediate Family members of such Access Persons and in accounts where the Access Person or Immediate Family member has Beneficial Interest or Investment Control (e.g. connected persons, individuals living in the same household).

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

A. Access Persons Requirements

1. Reporting Obligations

Access Persons should use the SunGard Personal Trading Assistant ("PTA") for all reporting purposes unless otherwise noted below. PTA is available 24 hours a day, 7 days a week for reporting needs, including certifications and disclosures. (See below for available hours for submitting requests in PTA.)

Access Persons that are unable to report through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form and the Access Person's local Compliance Department will submit the electronic filing through PTA on his or her behalf.

Access Persons must arrange for copies of confirmations of all Reportable Securities transactions and periodic Reportable Account statements to be sent by brokers or other service providers directly to the local Compliance Department in a timely manner. Confirmations must be delivered to the local Compliance Department by the date falling 10 business days following a transaction. Reportable Account statements must be submitted on at least a quarterly basis and must be delivered within 30 calendar days after the end of each quarter.

For Barings LLC Associates, the Compliance Department will make arrangements for the delivery of confirmations and holdings directly to the Compliance Department on the Access Person’s behalf when the Reportable Account is held with a Select Broker. If an Access Person’s broker or service provider is unwilling or unable to send confirmations and statements directly to Barings, or for Barings (UK) Limited and Barings Global Advisers Limited Associates, it is the responsibility of the Access Person to ensure that his or her local Compliance Department receives copies of all such documentation.

a. Initial Reportable Accounts and Holdings Report and Certifications

In addition to disclosing all Reportable Accounts, each new Access Person must file an Initial Holdings Report disclosing the following for each Reportable Security in which they have direct or indirect Beneficial Interest and/or Investment Control:

•	The name and type of Security;
•	The exchange ticker symbol, ISIN, CUSIP number or relevant security identifier (as applicable);
•	The number of shares or principal amount;
•	The name of brokers or other service providers of Reportable Accounts; and
•	Submission date.

Access Persons must submit an Initial Holdings Report with a certification that they (i) have read and understand the Code; (ii) are subject to and will comply with its requirements; and (iii) have reported all Reportable Securities holdings and Reportable Accounts. The Initial Holdings Report must be submitted by a date prescribed by the relevant Compliance Department but no later than 10 calendar days from becoming an Access Person. Information must be current as of a date no more than 45 calendar days prior to becoming an Access Person . Personal trading is restricted until this report is filed.

b. Quarterly Transaction Report and Certification

Access Persons must file a quarterly report ("Quarterly Transaction Report") certifying that they have reported all Reportable Security transactions in which they had a Beneficial Interest or Investment Control during the quarter. The Quarterly Transaction Report must be submitted no later than 30 calendar days after the end of each calendar quarter. This report is required even if there are no transactions in Reportable Securities during the quarter.

Specifically the Quarterly Transaction Report must disclose the following:

•	The transaction dates (i.e. trade dates);
•	The name and type of Security;
•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);
•	The number of shares, units or principal amount held;
•	The interest rate and maturity date (if applicable);
•	The nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition);

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

•	The transaction price;
•	The name of brokers or other service providers of Reportable Accounts; and
•	Submission date.

While only required annually, Access Persons may also want to consider providing adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code on a quarterly basis to in an effort to make his or her annual holdings reporting easier.

c. Annual Holdings Report and Certification

Access Persons must file an annual report (“Annual Holdings Report”) certifying that they have reported all Reportable Securities holdings and Reportable Accounts and disclosing the following:

•	The name and type of Security;
•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);
•	The number of shares, units or principal amount held;
•	The name of brokers or other service providers of Reportable Accounts;
•	Adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code; and
•	Submission date.

The Annual Holdings Report must be submitted no later than the date falling 30 calendar days after Barings' fiscal year-end, which is December 31st . The information contained in the Annual Holdings Report must be current as of a date no more than 45 calendar days prior to the date the report was submitted. This report is required even if there are no Reportable Securities currently held in any accounts.

d. Exemptions from Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report

All Reportable Security transactions and holdings must be reported except for those listed as exempt from reporting on Schedule A of this Code or where the relevant CCO or his or her designee has otherwise granted an exemption to this requirement.

e. Periodic Code Certifications

As amendments to the Code occur and or as requested by the relevant CCO or his or her designee, Access Persons must submit a certification that they (i) have read and understand the Code; and (ii) are subject to and will comply with its requirements.

2. Requirement for Approved and Select Brokers

Barings Access Persons hired after November 1, 2009 can only conduct personal trading with brokers offering electronic data feeds who have also been approved by the Compliance Department (“Select Brokers”). The requirement for Approved and Select Brokers does not apply to Access Persons of Barings Australia Pty Ltd., Barings Global Advisers Limited or Barings (UK) Limited or any other group of Access Person deemed appropriate by the Compliance Department.

Upon hire, applicable Access Persons have 90 calendar days to transfer a Reportable Account to a Select Broker. However, if an Access Person’s hire date was prior to November 1, 2009, his or her Reportable Accounts can be maintained with broker-dealers who have been approved by the Compliance Department (“Approved Brokers”), a list which also includes Select Brokers.

A current list of Approved and Select Brokers is maintained in PTA. Should a Access Person wish to request an exception to the Approved and Select Broker requirement, such Access Person must complete the Broker Exception Request Form that is also available in PTA.

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These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

The following types of Reportable Accounts do not require the use of Approved or Select Brokers:

•	401(k) Plans or Local Equivalent;
•	403(b) Plans;
•	529 College Savings Plans;
•	Direct-hold accounts or accounts where positions are held in certificate form;
•	Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (“managed account”);
•	Accounts that do not have the ability to hold Reportable Securities;
•	Accounts held with a mutual fund's transfer agent;
•	Accounts held with OppenheimerFunds; and
•	Accounts held with MassMutual Life Insurance Company or MML Investors Services.

3. Requirement to Pre-clear Transactions

No Access Person can purchase or sell any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below.

All Reportable Security transactions must be pre-cleared using PTA (or through another process prescribed by the relevant Compliance Department) except for those listed as exempt from pre-clearance on Schedule A of this Code or where the relevant CCO or his or her designee has otherwise granted an exemption to this requirement.

Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department. PTA can only be accessed through Barings' systems and not through a regular internet portal, due to security measures.

As mentioned, all Access Persons are required to obtain pre-clearance via PTA (or through another process prescribed by the relevant Compliance Department) prior to execution of a transaction. Pre-clearance requests are only valid for that given business day (until 11:59 p.m. local time). The Compliance Department is not required to provide assistance on pre-clearance requests made on days or during hours when the Access Person's local Barings office is closed.

Access Persons unable to pre-clear through PTA (e.g., not a designated user of PTA or unable to submit through PTA through remote access) should contact the relevant Compliance Department to enter a pre-clearance on their behalf during trading hours mentioned above. The relevant Compliance Department will submit the request through PTA on behalf of the Access Person and communicate the pre-clearance approval or denial. Compliance Contact information is as follows:

U.S and Asia based Access Persons should contact the U.S. based Compliance Hotline (a dedicated e-mail and phone number to promptly assist Access Persons with Code related matters) at codeofethics3@barings.com or by calling (413) 226-1220.

Access Persons of Barings Global Advisers Limited or Barings (UK) Limited should contact the London-based Compliance Department at ComplianceEurope@barings.com for assistance.

Pre-clearance of private investment funds (including those advised or sub-advised by Barings), Limited Offerings, or Initial Public Offerings follow a special approval process and are not handled in PTA. Access Persons must contact the relevant Compliance Department to request pre-clearance of such Securities.

The approval of a pre-clearance request does not supplant an Access Person’s obligation to otherwise comply with the requirements of the Code.

Barings LLC	- 12 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

4. Restricted Securities

No Access Person can trade in the Securities of an issuer that is included on the Restricted List maintained in PTA. The Restricted List is compiled from a variety of internal sources and considered confidential. Access Persons of Barings should refer to the relevant jurisdiction's Insider Trading and Firewall policy or policies for additional information regarding restrictions.

In addition, no Access Person can trade certain Restricted Fixed Income Instruments (i.e. corporate bonds, notes or loans). Please refer to Schedule A of this Code for more information.

Although Open-End Investment Companies are not subject to the pre-clearance requirement, there may be times when the Compliance Department restricts trading in a Reportable Fund (e.g. Barings Funds Trust). The Compliance Department will communicate periods during which a Reportable Fund would be restricted using Barings' intranet site or other similar means of communication.

5. Limited Offerings, Initial Public Offerings and Co-Investments

Limited Offerings and Initial Public Offerings:

No Access Person can make an investment in any Initial Public Offering of equity securities, spin-offs, debt offerings or other Limited Offerings unless such Access Person has received written approval from the relevant CCO or his or her designee.

Pre-clearance requests for Limited Offerings and Initial Public Offerings must be submitted manually to the Compliance Department using a form obtained from the Compliance Department. If approved, the approved request will remain in effect for 90 calendar days. Any subsequent purchases or dispositions, including any changes made to the intended purchase or sale amount, will require additional approval.

Co-Investments:

Pre-clearance requests related to the purchase or disposal of shares of a Private Investment Fund managed directly or indirectly by Barings, given the nature of such investments and the potential conflicts associated therewith, may also be subject to the relevant jurisdiction's policy on Private Investment Funds (e.g. Barings LLC's Employee Co-Investment Policy). Requests for such investments must be initiated by contacting the Compliance Department, and will be granted on a case by case basis under the Code and in accordance with the relevant local policy.

6. Open Orders

No Access Person can transact in a Reportable Security subject to pre-clearance in a Reportable Account on the same business day as the purchase or sale of such issuer in a Client account.

7. Special Order Types

Access Persons are permitted to enter into limit/stop orders. Pre-clearance approval must be obtained in PTA on the date that the original order is entered into with the broker. When requesting pre-clearance, Access Persons must identify the proposed transaction as a limit/stop order and indicate the limit/stop price of the transaction. If the pre-clearance request is not identified as a limit/stop order, it will be treated like a market order and any approval received will only be valid for that day. Limit/stop order approvals must be executed within 120 calendar days of the pre-clearance request. Access Persons may choose any term or expiration for the limit/stop order that is less than or equal to 120 days when entering the order with his or her broker, so long as the transaction is consistent with provisions of this Code, including the pre-clearance procedures. If an Access Person wishes to amend the terms of the limit/stop order after receiving approval, he or she must enter a new pre-clearance request identifying the new terms of the proposed transaction. Any limit/stop order unexecuted after 120 calendar days is not valid and a new pre-clearance must be requested for any execution beyond that date. In addition, pre-clearance approval must be obtained in PTA prior to the cancellation of a limit order.

Barings LLC	- 13 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Any transaction that takes place as a result of the limit price being obtained is considered a passive transaction and therefore, exempt from additional pre-clearance. However, the transaction must be reported on the next Quarterly Transaction Report.

For the avoidance of doubt, no Access Person can execute a Good Till Cancel market order.

No Access Person can use special order types such as limit/stop orders to circumvent the requirements of the Code.

8. Short Sales and Derivatives

Access Persons can sell short an ETF, and can purchase or sell/write a derivative (i.e. option or future) on an ETF, index, or currency. Access Persons can also enter into derivatives on commodities and Direct Obligations of the Government of the United States. Such transactions are exempt from the pre-clearance requirement, but are required to be reported. See Schedule B for more detail. Selling short any other Security type, or purchasing or selling/writing a derivative on any other Security type is prohibited under this Policy.

9. Ban on Short Term Trading

Access Persons may not sell a Reportable Security or its equivalent (i.e. derivative) at a profit within 60 calendar days of last purchase, or buy a Reportable Security or its equivalent at a price below which he or she sold it within the last 60 calendar days. Profits from such trades must be disgorged in a manner acceptable to Barings. The calculation of a "profit" will not take into account any related transaction costs incurred by the Access Person. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This restriction does not apply to Reportable Securities and/or Reportable Accounts exempt from pre-clearance.

Access Persons should note that there may be other time periods that their personal securities transactions are monitored against or holding periods that might apply to personal securities transactions. See the Section 16 Insider Short Swing Profit Prohibition and Excessive Trading and Market Timing sections below.

Certain Access Persons under relevant Remuneration Policies may be subject to additional restrictions. Please see the relevant Remuneration Policies for these additional requirements.

10. Section 16 Insider Short Swing Profit Prohibition

Access Persons deemed an insider under Section 16 of the Securities Exchange Act of 1934 or Section 30(h) of the 1940 Act for Closed-end Funds advised or sub-advised by Barings or an affiliate are subject to an additional short swing profit prohibition that requires any profit realized from the purchase and subsequent sale or sale and subsequent re-purchase of the issuer’s Securities within a period of less than six months to be paid to the issuer.

11. Excessive Trading and Market Timing

Access Persons are strongly discouraged to engage in excessive trading of Reportable Securities and should expect additional scrutiny when the volume of personal trading is high. The Compliance Department monitors personal trading and pre-clearance volume and can place restrictions and/or recommend disciplinary action if there appears to be a pattern of excessive and/or questionable trading. This restriction does not apply to non-Reportable Securities and securities that do not require preclearance or trades made by a third-party with investment discretion over a Reportable Account.

Access Persons that invest in an Open-End Investment Company advised or sub-advised by Barings or participate in MassMutual’s 401(k) Plan, are subject to the market timing and excessive trading policies established by those entities.

Barings LLC	- 14 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

12. Large Cap/ De Minimis Provision

An Access Person that requests pre-clearance for a transaction that would otherwise be denied solely because (i) the Security is Being Considered for Purchase or Sale or (ii) the Security is trading in a Client account, may receive approval from the Compliance Department provided that:

•	The issuer of the Security has a market capitalization exceeding U.S. $3 billion (or the equivalent in another currency) (“Large Cap Security”); and
•	The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in the Large Cap Security does not exceed:
o	10,000 shares within any consecutive 7 calendar day period; or
o	U.S. $100,000 principal amount (or the equivalent in another currency) for sale transactions of pre-existing fixed income positions within any consecutive 7 calendar day period.

Such transactions will be subject to all other provisions of the Code.

13. Gifts of Securities

With regard to a Gift of Securities given or received by an Access Person, the gift itself does not have to be pre-cleared. However, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the gift. A subsequent sale of the Security will be subject to pre-clearance if the Access Person has a Beneficial Interest in the Security and/or Investment Control over the account in which the Security is held.

14. Investment Clubs

No Access Person can participate in investment clubs. (i.e., a group of individuals pool their assets and make joint decisions on which Securities to purchase or sell).

B. Investment Person Requirements

1. Duty to Disclose Conflicts

Prior to making any recommendation that Barings buy or sell any Security of an issuer for any Client, Investment Persons are required to disclose to the Compliance Department and their management if they (i) have Beneficial Interest or Investment Control of any Securities of the recommended issuer and whether such Beneficial Interest or Investment Control represents a material interest in such issuer (e.g. owning more than 5% of the total outstanding voting shares of such issuer); or (ii) have a real or perceived Conflict of Interest in connection with the Security.

This requirement does not apply to Securities traded or held by Private Investment Funds managed directly or indirectly by Barings to the extent that an Investment Person may be deemed to have Beneficial Interest or Investment Control of any such Security solely by reason of such Investment Person having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

2. Seven Day “Blackout” Period

Investment Persons are subject to an additional 7 day “blackout” period whereby they cannot purchase or sell any Reportable Security that is subject to pre-clearance in a Reportable Account within 7 calendar days before or after the purchase or sale of the same Issuer for any Client managed by Barings and where such Investment Person is involved in the management of such account or Security (i.e. has trading responsibilities or research responsibilities related to the issuer). Any profits realized or losses avoided with respect to such purchase or sale can be subject to disgorgement. An Investment Person will not be deemed to have violated this requirement if the transaction involved a Security exempt from the pre-clearance requirement OR if the transaction occurred in the 7 calendar day period prior to or in the 7 calendar day period after a trade by a Client account in the same issuer as long as the Compliance Department can reasonably determine that the Investment Person did not know and had no reason to know that the trade of a Client account was being considered.

Barings LLC	- 15 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

C. General Policies for Fund Trustees

1.Standard of Conduct

The principles that govern Trustees’ personal trading and standard of conduct include:

o	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;
o	The requirement that all personal trading be in compliance with the Code and each Trustee’s fiduciary duty to the Fund;
o	The fundamental expectation that a Trustee should not take inappropriate advantage of his/her position; and
o	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

2. Requirements

a. Purchase or Sale of Reportable Securities

No Trustee can purchase or sell any Reportable Security with the actual knowledge that it is Being Considered for Purchase or Sale by or on behalf of a Fund for which they act as a Trustee.

b. Certificate of Compliance

Trustees are required to submit a written statement, within 30 calendar days after the end of each quarter, to the relevant CCO or his or her designee stating their compliance with the applicable requirements of the Code.

c. Holdings and Transaction Report Exemptions

With the exception of those Interested Trustees who are also Associates of Barings and therefore subject to all applicable reporting requirements of the Code, Disinterested and Interested Trustees are exempt from filing an Initial Holdings Report.

Disinterested and Interested Trustees are exempt from filing a Quarterly Transaction Report in accordance with the Reporting Obligations section, except if in the ordinary course of fulfilling official duties as a Trustee he or she knew or should have known that during the 15 calendar days immediately before and after their transaction that such Security was a Reportable Security Held Or To Be Acquired by the Fund or its investment adviser.

Interested Trustees are required to complete an Annual Holdings Report in accordance with the Reporting Obligations section of the Code. However, Disinterested Trustees are exempt from completing the Annual Holdings Report.

d. Serving on Boards of Directors or Trustees

Trustees must notify Barings' Legal Department and/or the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

PART TWO: CCO RESPONSIBILITIES

Article I: CCO

A. Appointment

Each Barings entity that has adopted this Policy has designated a CCO who will have the authority and responsibility to administer this Code. Additionally, the relevant CCO can designate persons to act on his or her behalf including handling, without limitation, pre-clearance requests, reviewing transaction and holding reports submitted by Access Persons and granting exceptions to the Code as appropriate.

Barings LLC	- 16 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

B. Primary Responsibilities

The relevant CCO or his or her designee must be familiar with investment compliance practices and policies and report any material matter to the Chairman, President, CEO, General Counsel, and/or the relevant governance committee.

The relevant CCO is responsible for:

•	Furnishing Access Persons with a copy of the Code and any amendments thereto, and periodically informing them of their duties and obligations there under;
•	Developing policies and procedures designed to implement, maintain, and enforce the Code;
•	Conducting periodic training to explain and reinforce the terms of the Code;
•	Conducting periodic reviews of the reports required to be submitted by Access Persons under the Code, the scope and frequency of such review to be determined by the relevant CCO or his or her designee;
•	Interpreting and answering questions regarding the Code, as they relate to laws and regulations;
•	Overseeing the manner of disposition of any profits required to be disgorged in conformance with the Code and related guidelines;
•	Maintaining confidential information regarding personal trading and holdings and only disclosing such information to persons with a clear need to know, as appropriate, including state and federal regulators;
•	Reviewing this Code on a regular basis and recommending material amendments to Barings' Chairman, President, CEO, General Counsel, and/or the committee at the relevant entity responsible for oversight of such matters, as appropriate; and
•	Granting and documenting exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the principles of the Code, and the requirements of applicable laws and regulations.

C. Reports

The relevant CCO is required to:

•	Prepare a quarterly report documenting any material violations during the previous quarter and any other significant information concerning the application of the Code and report such information to Barings' Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters), the Trustees of each Fund advised or sub-advised by Barings;
•	Prepare a report, at least annually, summarizing any material exceptions or exemptions concerning personal trading made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflict of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. This report is required to be submitted to Barings' Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters) and the Board of Trustees of each Fund; and
•	Annually certify, upon request, to each Fund’s Board of Trustees that policies and procedures are in place to reasonably prevent Access Persons from violating the Code.

PART THREE: GENERAL INFORMATION

Article I: Liability for Losses

Barings and/or its Clients are not liable for any losses incurred or profits avoided resulting from the implementation or enforcement of the Code. The ability to purchase and sell Securities is limited by the Code and trading activity by Barings and/or its Clients can affect the timing of when a Security can be bought or sold by an Access Person.

Barings LLC	- 17 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Article II: Violations

A. Reporting of Violations

Actual or potential violations of the Code will be brought to the immediate attention of the relevant CCO or his or her designee. It is a violation of the Code to deliberately fail to report a violation or withhold pertinent information.

Good faith reporting of suspected violations of the Code by others will not subject the reporting person to penalty or reprisal by Barings.

Associates may exercise their rights to directly contact any regulatory authority, government agency or entity, to report possible violations of law or make other disclosures under applicable whistleblower laws. Nothing in this policy is intended or should not be construed to restrict, discourage or interfere with communications or actions protected or required by state or federal laws or regulations. Associates do not need prior authorization of Barings or their management to make any such reports or disclosures and will not be retaliated against for making such reports or disclosures.

B. Penalties for Violations

Penalties for violating applicable Federal Securities Laws or other relevant rules and regulations can be severe for both the Access Persons involved in such unlawful conduct and Barings. Access Persons can be subject to penalties even if they do not personally benefit from the violation. Penalties can include civil injunctions, disgorgement of profits made or losses avoided, jail sentences, or fines.

Any violation of the Code can also be subject to sanctions imposed by Barings as deemed appropriate by the relevant CCO or his or her designee. Such sanctions can include but are not limited to: written warnings, fines, bans on personal trading, disgorgement of profits, personnel action (e.g., termination of employment) or referral to civil or criminal authorities.

Sanctions for violation of the Code by either an Interested Trustee who is not an Access Person of Barings or a Disinterested Trustee of a Fund will be determined by the relevant CCO or his or her designee and the relevant Fund chief compliance officer.

Article III: Amendments

Material amendments to the Code will be approved by the CCO, Barings' Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters). Material amendments to the Code will be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment.

The Funds respective Boards of Trustees must approve any material amendments to the codes of ethics of the Fund and its investment adviser within six months of the adoption of the material amendments in accordance with the requirements of Rule 17j-1.

The relevant CCO or his or her designee will provide each Access Person with a copy of any amendments to the Code.

Article IV: Hardship

In certain circumstances of hardship, an exception can be requested of the relevant CCO or his or her designee with respect to otherwise prohibited transactions. In the event that an exception is granted, any profits realized or losses avoided on such transactions can be subject to disgorgement.

Conflict Resolution and Escalation Process

Associates should immediately report any issues they believe are a potential or actual breach of this Policy to their relevant business unit management and to the relevant CCO or the Compliance Subject Matter Expert identified in this Policy. The relevant CCO or designee will review the matter and determine whether the issue is an actual breach and whether to grant an exception, and/or the appropriate course of action. When making such determination, the relevant CCO or designee may, as part of his/her review, discuss the matter with relevant business unit management, members of senior management, governance committees or other parties (i.e. legal counsel, auditor, etc).

Barings LLC	- 18 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

The Compliance Department can grant exceptions to any provision of this Policy so long as such exceptions are consistent with the purpose of the Policy and applicable law, are documented and such documentation is retained for the required retention period. Any questions regarding the applicability of this Policy should be directed to the identified Compliance Subject Matter Expert or the CCO.

Associated Policies

Associated policies for relevant entities include but are not limited to the following:

•	Conflicts of Interest
•	Code of Conduct
•	Employee Co-Investment
•	Insider Trading and Firewall
•	Outside Service
•	Regulatory Filings and Client Disclosures
•	Side by Side Management of Private Investment Funds and Other Advisory Accounts
•	Remuneration Policy
•	Mezzanine Funds - Carried Interest and Staff Co-investments

Governing Regulatory Statute

As applicable and depending upon an Access Person’s relevant jurisdiction and entity, the following governing regulatory statutes would apply:

•	Applicable Federal Securities Laws and any other relevant rules and regulations
•	Section 204A of the Advisers Act
•	Rule 204A-1 under the Advisers Act
•	Rule 17j-1 under the 1940 Act
•	Sections 1041A, B, C, E, F and H and 1042A of the Corporations Act
•	Sections 12DA and DF of the ASIC Act
•	Section 16 of the Securities Exchange Act of 1934 or Section 30 (h) of the 1940 Act
•	European Commission Market Abuse Directive
•	FCA Conduct of Business Sourcebook – 11.7: Personal Account Dealing

Books and Records Retained

The table below identifies each Record that is required to be retained as it relates to this Policy. Records may be unique to the relevant jurisdiction or combined with records maintained by Barings LLC.

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
Access Persons are required to acknowledge receipt of the Code and any amendments thereto	Various Code of Ethics Acknowledgements	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Exception request and CCO approval of exceptions	Personal Trading Exceptions	Access Person	Compliance Department	8 Years	Barings IA Compliance Manual Policy Requirement
New Access Persons must file an Initial Holdings Report	Initial Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Access Persons will	Personal Brokerage	Access	Compliance	8 Years	Rule 204A-1 of

Barings LLC	- 19 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
arrange for copies of confirmations of all Reportable Securities transactions and periodic account statements to be sent by the Access Person's broker(s) directly to the Compliance	Statements & Transaction Confirmations in lieu of Holdings and Transaction Reports	Person’s Brokerage Firm	Department		Advisors Act; Rule 17j-1 of 1940 Act
All Access Persons will submit a Quarterly Transaction Report and certify that the Quarterly Transaction Report lists all Reportable Security transactions	Quarterly Transactions Report and Certification	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Access Persons must submit an Annual Holdings Report	Annual Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Access Persons are required to certify to the list of their Reportable Accounts disclosed at this time, even if there are no Reportable Securities currently held in the accounts	Access Person Certification of Reportable Accounts	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Trustees will submit a written statement to the CCO that he or she has complied with the applicable requirements of this Code	Trustee Quarterly Transaction Certification or Waiver	Trustee	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The CCO will prepare a quarterly violation report as well as an annual material exception report	CCO Violation Reports	Compliance / Risk Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The CCO will annually certify, to each Fund’s Board of Trustees, that Barings and each Fund it advises have adopted procedures	Quarterly Compliance Report to Fund Boards	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A copy of the Code or any other Code which has been in effect during the most recent eight year period	Global Code of Ethics and Personal Securities Transactions Policy	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A record of any Code	Code Violation	Compliance	Compliance	8 Years	Rule 204A-1 of

Barings LLC	- 20 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
violations	Report	Department	Department		Advisors Act; Rule 17j-1 of 1940 Act
Record of Sanction Memos sent to Access Persons	Sanction Memos	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A list of all Access Persons and Investment Persons currently or within the most recent eight year period who are or were required to make reports	Applicable Persons List	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings, Limited Offerings and Co-Investments for at least eight years after the end of the fiscal year in which the approval is granted	Private Placement and IPO Participation Request Form, Co-Investment Request Form	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
Any material amendments to the Code will be reported to the relevant Board of Managers / Directors for review	Code of Ethics Policy Management Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act
The Fund must approve any material changes to the codes of ethics of the Fund and its investment adviser	Trustee approvals of the Code	Compliance Department	Compliance Department	8 Years	Rule 17j-1 of 1940 Act
Record of Pre-clearance Requests (including those received under the Employee Co-Investment Policy)	Pre-clearance Requests	Access Persons	Compliance Department	8 Years	Barings IA Compliance Manual Policy Requirement; FCA Conduct of Business Sourcebook Schedule 1.3
List of Reportable Funds	Reportable Funds List	MassMutual Corporate Compliance	Compliance Department	8 Years	Barings IA Compliance Manual Policy Requirement
Code of Ethics Training Materials and	Code of Ethics Training Materials	Compliance Department	Compliance Department	8 Years	Barings IA Compliance

Barings LLC	- 21 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
supporting documentation					Manual Policy Requirement
Quarterly Client Certifications and Reporting	Officers and Client Quarterly Certifications	Applicable Fund or Trust Officers, Applicable Portfolio Managers	Compliance Department	8 Years	Barings IA Compliance Manual Policy Requirement; Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Barings LLC	- 22 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

SCHEDULE A – PRE-CLEARANCE/REPORTING EXEMPTIONS

(Definitions for italicized terms may be found in the "Definitions" section of this Policy)

Securities or transaction types not included below are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Bank Certificate of Deposit	Yes	Yes
Bankers Acceptance	Yes	Yes
Commercial Paper	Yes	Yes
Money Market Funds (including those advised and sub-advised by Barings)	Yes	Yes
Repurchase Agreement	Yes	Yes
Security traded by a Barings Private Investment Fund [1]	Yes [1]	Yes [1]
Shares of an Open-End Investment Company [3] that is not a Reportable Fund	Yes [3]	Yes [3]
Spread bets relating to sports events or indices	Yes	Yes
Spot FX, cash (including foreign currencies), cash equivalents (e.g..UK National Savings Schemes) and traveler's checks	Yes	Yes
Co-investments and carried interest relating to products sponsored or managed by the Company or an affiliate of the Company, where such investments are made or awarded as part of the set-up of the relevant product	Yes	Yes
Awards made under the Company’s Long Term Incentive Plan (including any re-balancing)	Yes	Yes
Dealings on LIFFE (London International Financial Futures and Options Exchange) where the investment relates to an index	Yes	No
Securities traded in an Automatic Investment Plan (“AIP”) [2]	Yes - Only upon pre-approval by the Compliance Department	Partially – Not reportable on Quarterly Transaction Report, but must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.

Barings LLC	- 23 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Life or general insurance policies including variable annuities and/or variable life insurance	Yes	Partially – Not reportable except those variable products that track a Reportable Fund advised/sub-advised by Barings or a member of the MassMutual family. [4]
Municipal Bond	Yes	No
Reportable Fund that is an Open-End Investment Company	Yes	No [4]
Reportable Fund that is a Closed-End Investment Company	No	No
Exchange-Traded Fund	Yes	No
UCITS , Unit Trusts and OEICs open to retail investors in the UK or in another EEA state that DO NOT meet the definition of an Open-End Investment Company	No	No
Authorized Non- UCITS Retail Schemes established in the UK that DO NOT meet the definition of an Open-End Investment Company	No	No
Derivative based on an ETF, index, currency, commodity or on a Direct Obligation of the Government of the United States	Yes	No
Involuntary Purchase or Sale Transaction	Yes	No
Gifting of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No
Granting of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (e.g. stock option grant is exempt but exercise is not)	No
Transactions for which you have No Direct or Indirect Control (e.g. transaction done in a "managed" account)	Yes - Only upon pre-approval of the Reportable Account by the Compliance Department	No
Mortgage-backed Securities / Government Sponsored Entities (e.g. agency bonds including GNMA, FNMA, FHLMC, SLMA)	No	No
Sovereign Bond	No	No
Closed-End Investment Company /	No	No

Barings LLC	- 24 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
“Closed-End Fund”
Premium Bonds, gilts (and other OECD government securities), savings certificates	Yes	Yes
“Shadow Shares” of a Reportable Fund traded on the NYSE	No [5]	Yes
Enterprise Investment Schemes (EIS), Venture Capital Trusts (VCT)	No	No

1.	To the extent that an Access Person is deemed to have Beneficial Interest and/or Investment Control of Securities traded or held by a Barings Private Investment Fund solely by reason of having invested in the Barings Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Barings Private Investment Fund, the Access Person does not need to report the Barings Private Investment Fund's trades and holdings. The Barings Private Investment Fund's trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A "Barings Private Investment Fund" is a fund managed directly or indirectly by Barings that is exempt from registration as an Investment Company under the 1940 Act.
2.	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
3.	Closed-end investment companies are not exempt from pre-clearance. Please refer to the definition of Closed-End Investment Company.
4.	Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other Barings offered benefit plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the relevant CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons. However, Reportable Funds held in variable annuities or life insurance products must be reported.
5.	Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

Barings LLC	- 25 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

SCHEDULE B – REPORTABLE ACCOUNT EXEMPTIONS

(Definitions for italicized terms may be found in the "Definitions" section of this Policy.)

Account types not included below are presumed to be Reportable, and transactions done within such accounts are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

Account Type	Are Transactions within the Account exempt from Pre- Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?
Mutual Fund And Retirement Accounts
401(k) plans (or local equivalent) (excluding the MassMutual 401(k) related to your employment) which only offer non-Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No
UTMA or UGMA accounts (or local equivalent) for a minor child where someone other than you is the custodian	Yes	Yes	No
529 Plans (or local equivalent) that can only invest in non-Reportable Funds (if the Plan can hold Reportable Funds then it is subject to all the relevant reporting requirements of the Code)	Yes	Yes	No
SIPPs and other EEA Retirement or Pension Accounts that only hold Open-End Investment Companies as defined by the Code that are not Reportable Funds	Yes	Yes	No
SIPPs and other EEA Retirement or Pension Accounts that hold Reportable Securities	No	No	N/A
Other Accounts
Cigna Choice Fund HSA Health Savings Account - DEVENIR Self-Directed Mutual Fund Program option	Yes	Yes	No
Cigna Choice Fund HSA Health Savings Account - TD Ameritrade Self-Directed Investment Program	No	No	No
Accounts setup solely for an employee stock option plan,	Yes	No	No

Barings LLC	- 26 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.

Exhibit (p)

Account Type	Are Transactions within the Account exempt from Pre- Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?
dividend re-investment plan, or other direct investment programs
Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No

Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: account becomes reportable when triggering event occurs.

	Yes	Yes	No
Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No
Accounts Requiring Pre-Approval For Exemption
Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes
Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes
Accounts for which the Access Persons makes the investment asset class or strategy choice, but specific decisions are made by the manager (for example – Australian Superannuation Funds).	Yes	Yes	Yes

Barings LLC	- 27 -

These policies and procedures may be subject to change and/or be modified in whole or part without prior notice. Policies and procedures are presumed to be general operating documents and as such, exceptions may be granted by the Funds’ Chief Compliance Officer.